SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[    ]     Preliminary Proxy Statement
[ X ]     Definitive Proxy Statement
[    ]     Definitive Additional Materials
[    ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or
Sec. 240.14a-12

LEHMAN BROTHERS LATIN AMERICA GROWTH FUND, INC.
(Name of Registrant as Specified In Its Charter)

CHRISTINE PASTELIS RITCH
ASSISTANT SECRETARY
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box.)

[   ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
or 14a-6(j)(2)
[   ]     $500 per each party to the controversy pursuant to
Exchange Act Rule 14a-6(i)(3).
[   ]     Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

1)     Title of each class of securities to which
transactions applies:
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2)     Aggregate number of securities to which transaction
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3)     Per unit price or other underlying value of
transaction computed pursuant to      Exchange Act Rule 0-
11:*
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4)     Proposed maximum aggregate value of transaction:
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*Set forth the amount on which the filing fee is calculated and state how it was determined.

[ X ]     Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

1)     Amount Previously Paid:     $125.00
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2)     Form, Schedule or Registration Statement No.:
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
LEHMAN BROTHERS LATIN AMERICA GROWTH FUND, INC.

3 WORLD FINANCIAL CENTER
NEW YORK, NEW YORK 10285


Dear Stockholder:

             We are writing to you in connection with the upcoming Special Meeting of Stockholders. The attached Notice of Meeting and Proxy Statement describe the pending sale of the portion of the business of Lehman Brothers Global Asset Management Limited, the Fund's Investment Adviser, relating to its investment advisory agreement with the Fund to IDS International Inc., a subsidiary of American Express Company.

             As we announced in the Fund's recent semi-annual report, Mr. Ian King, the Fund's portfolio manager since its inception, joined IDS in June. One of our paramount goals has been to provide the Fund and our other clients with high quality investment advisory services. We believed that the interests of the Fund's stockholders would best be served by providing for continuity in the management of the Fund's portfolio. Accordingly, the Fund's Board of Directors approved an interim sub-advisory arrangement with IDS, effective with Mr. King joining IDS, under which IDS has been providing day-to-day management of the Fund's assets with Mr. King continuing to act as the Fund's portfolio manager.

             It is now proposed that, in accordance with applicable legal requirements, the Fund's stockholders consider a new investment advisory agreement with IDS under which IDS would take the place of LBGAM as the Fund's investment adviser. We strongly believe that, after necessary approvals are obtained, IDS will continue to provide the same level of service to the Fund and its stockholders.

          The Fund's Board of Directors carefully considered these matters and has unanimously recommended that you approve them.

             As Chairman and President of the Fund, respectively, we fully support this recommendation and urge you to return your proxy card without delay. We greatly appreciate your support of the Fund since its inception last November.




/s/  Andrew D. Gordon                    /s/  Kirk D. Hartman
ANDREW D. GORDON                         KIRK D. HARTMAN
Chairman of the Board of Directors       President


   August 15, 1995

LEHMAN BROTHERS LATIN AMERICA GROWTH FUND, INC.

3 WORLD FINANCIAL CENTER
NEW YORK, NEW YORK 10285

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

AUGUST 15, 1995

To the Stockholders:

          A Special Meeting of Stockholders of Lehman Brothers Latin America Growth Fund, Inc. (the "Fund") will be held at 3 World Financial Center, New York, New York 10285, 26th floor, Conference Room 5, on Thursday, September 28, 1995, at 9:30 a.m., for the purposes of considering and voting upon:

          1. The approval of a new Investment Advisory Agreement between the Fund and IDS International Inc. ("IDS") containing the same terms and conditions, including the fee charged to the Fund, as the Fund's existing Investment Advisory Agreement with Lehman Brothers Global Asset Management Limited ("LBGAM") and ratification of the Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") among LBGAM, IDS and the Fund, pursuant to which IDS has acted as sub-investment adviser to the Fund since June 16, 1995. (Proposal 1)

          2. The approval of an amendment to the Fund's charter to change the name of the Fund to "Latin America Growth
Fund, Inc."  (Proposal 2)

          3. Any other business that may properly come before the meeting.

          This Special Meeting of Stockholders is being called because LBGAM, effective July 6, 1995, entered into an agreement with IDS to sell the portion of its investment management business relating to its Investment Advisory Agreement with the Fund to IDS. Accordingly, stockholders are being asked to vote on a new Investment Advisory Agreement with IDS, to replace the existing Investment Advisory Agreement with LBGAM, and a change in the Fund's name to "Latin America Growth Fund, Inc.", both of which will become effective upon the consummation of the sale. In addition, stockholders are being asked to ratify the Sub-Advisory Agreement.

          The close of business on July 24, 1995, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                              By Order of the Board of Directors,


                              Patricia L. Bickimer
                              Secretary

     TO AVOID UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU to indicate voting instructions on the enclosed proxy, date and sign it and return it promptly in the envelope provided, no matter how large or how small your holdings may be.
</R

INSTRUCTIONS FOR SIGNING PROXY CARDS

          The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

          1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

          2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

          3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


               REGISTRATION                    VALID SIGNATURE

CORPORATE ACCOUNTS
(1)     ABC Corp.          John Doe, Treasurer
(2)     ABC Corp.          John Doe
          c/o John Doe, Treasurer
(3)     ABC Corp. Profit Sharing Plan          John Doe, Trustee

TRUST ACCOUNTS
(1)     ABC Trust          Jane B. Doe, Trustee
(2)     Jane B. Doe, Trustee          Jane B. Doe
          u/t/d 12/28/78

CUSTODIAL OR ESTATE ACCOUNTS
(1)     John B. Smith, Cust.          John B. Smith


   f/b/o John B. Smith, UGMA
(2)     John B. Smith          John B. Smith, Executor

LEHMAN BROTHERS LATIN AMERICA GROWTH FUND, INC.

3 WORLD FINANCIAL CENTER
NEW YORK, NEW YORK 10285





PROXY STATEMENT

             This proxy statement is furnished in connection with a solicitation by the Board of Directors of the Lehman Brothers Latin America Growth Fund, Inc. (the "Fund") of proxies to be used at the Special Meeting of Stockholders of the Fund to be held at 3 World Financial Center, New York, New York 10285, 26th floor, Conference Room 5, on Thursday, September 28, 1995, at 9:30 a.m. (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about August 15, 1995. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR Proposals 1 and 2. The close of business on July 24, 1995, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. On the record date there were 4,007,169 shares outstanding.

          In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present but sufficient votes to approve either of the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy.
The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received for approval. Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock of the Fund entitled to vote at the meeting.

             As of July 31, 1995, the only person or "group" (as the term is used in Section 13(d) of the Securities Exchange Act of 1934 to beneficially own more than 5% of the outstanding shares of the Fund was Cede & Co., as nominee to the Depository Trust Company, Seven Hanover Square, 23rd Floor, New York, New York 10004, with 3,901,098 shares (97.35%). At July 31, 1995, directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund.

             A COPY OF THE FUND'S INITIAL SEMI-ANNUAL REPORT FOR THE PERIOD NOVEMBER 7, 1994 THROUGH APRIL 30, 1995, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SHAREHOLDER SERVICES GROUP, INC., 53 STATE STREET, BOSTON, MASSACHUSETTS 02109, OR CALLING 1-800-331-1710.

PROPOSAL 1:     APPROVAL OF THE IDS AGREEMENT AND RATIFICATION OF
THE SUB-ADVISORY
          AGREEMENT.

             At the meeting, stockholders will be asked to approve a new Investment Advisory Agreement (the "IDS Agreement") between the Fund and IDS International Inc. ("IDS") and to ratify IDS's having acted as interim sub-investment adviser since June 16, 1995, pursuant to a sub-investment advisory agreement (the "Sub-Advisory Agreement") among Lehman Brothers Global Asset Management Limited ("LBGAM"), the Fund's current investment adviser, IDS and the Fund. The approval will become effective upon the closing of the Acquisition (as described below). A copy of the IDS Agreement is set forth as Exhibit A to this proxy statement, and a copy of the Sub-Advisory Agreement is set forth as Exhibit B to this proxy statement.

THE ACQUISITION

          On June 14, 1995, Lehman Brothers Holdings Inc., LBGAM's parent company, announced that an agreement in principle had been reached to sell the portion of LBGAM's investment management business related to the Fund to IDS. On June 14, 1995, the Board of Directors of the Fund approved IDS's acting as a sub-investment adviser for the Fund pursuant to the Sub-Advisory Agreement, on an interim basis, to provide continuity of management of the Fund's portfolio in light of the decision by Mr. Ian King, portfolio manager of the Fund since its inception, to leave LBGAM and join IDS on June 16, 1995.

             Effective as of July 6, 1995, LBGAM and IDS entered into an Asset Purchase Agreement (the "Purchase Agreement") which provides for the purchase by IDS of the portion of the investment management business of LBGAM related to the Fund. The proposed purchase of assets pursuant to the Purchase Agreement is referred to in this proxy statement as the "Acquisition". The Purchase Agreement provides that LBGAM will receive an initial cash payment of $600,000 at the closing of the Acquisition plus for three years thereafter an additional monthly payment equal to approximately one-third of the advisory fees received by IDS from the Fund. The consummation of the Acquisition is subject to certain conditions, including approval by the Fund's stockholders of the IDS Agreement. The closing of the Acquisition is scheduled to occur on the third business day following satisfaction or waiver of the conditions in the Purchase Agreement or on such other date as may be mutually agreed to by the parties.

          IDS has informed the Board of Directors of the Fund that, following the consummation of the Acquisition, the business of the Fund will be operated in substantially the same manner as at present. IDS has represented that it will provide the same level of management services as those which had been provided by LBGAM. Mr. King began employment with IDS on June 16, 1995, and has since that date continued to act as portfolio manager for the Fund under the Sub-Advisory Agreement. IDS has represented that it intends to have Mr. King remain as portfolio manager following approval of the IDS Agreement and that no changes are expected in the investment policies of the Fund as a result of the Acquisition.

             It is anticipated that, subsequent to the consummation of the Acquisition, Andrew D. Gordon, Chairman of the Fund, and Kirk D. Hartman, President of the Fund, each of whom is also an officer and employee of LBGAM's U.S. affiliates, Lehman Brothers Global Asset Management Inc. and Lehman Brothers Inc., will resign from their respective positions with the Fund. In addition, it is anticipated that, subsequent to the consummation of the Acquisition and subject to the requirements of Section 15(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), Peter L. Lamaison, Director, President and Chief Executive Officer of IDS, will be appointed to the Board to replace Mr. Gordon. Mr. Gordon and Mr. Hartman are both shareholders of Lehman Brothers Holdings Inc., the ultimate parent of LBGAM, and American Express Company, the ultimate parent of IDS.

LBGAM AGREEMENT

             On October 24, 1994, the Board of Directors, including a majority of the independent directors of the Fund, approved the current Investment Advisory Agreement with LBGAM (the "LBGAM Agreement"), effective for an initial two-year period. The LBGAM Agreement was approved by Lehman Brothers Inc. as the Fund's sole stockholder by written consent on October 27, 1994, prior to the public offering of the Fund's Common Stock. Under the LBGAM Agreement, LBGAM is paid a monthly fee by the Fund at the annual rate of 1.25% of the value of the Fund's average daily net assets. The aggregate fees paid by the Fund under the LBGAM Agreement from the commencement of the Fund's operations until July 31, 1995 were $418,000.

             The LBGAM Agreement provides for its automatic termination in the event of its assignment. The consummation of the Acquisition will result in an "assignment" as that term is used in the 1940 Act and consequently in the termination of the LBGAM Agreement. In order for IDS to serve as investment adviser to the Fund after the consummation of the Acquisition, a new investment advisory agreement between IDS and the Fund must be approved (1) by a majority of the Fund's directors who are not parties to the new agreement or "interested persons" (as defined in the 1940 Act) of those parties and (2) by a majority of the outstanding voting securities of the Fund.

INTERIM SUB-INVESTMENT ADVISORY AGREEMENT

          Since June 16, 1995, when Mr. King joined IDS, IDS has acted as sub-investment adviser to the Fund pursuant to the Sub-Advisory Agreement. The Board of Directors of the Fund approved the Sub-Advisory Agreement on June 14, 1995. It is being proposed that stockholders of the Fund ratify the Sub-Advisory Agreement at the meeting.

             Under the Sub-Advisory Agreement, IDS has had day-to-day responsibility for providing investment advisory services to the Fund, subject to the supervision and direction of the Fund's directors and in consultation with LBGAM. In consideration of IDS's services, LBGAM pays IDS from the investment advisory fees that it receives from the Fund a monthly fee at a rate equal to 1.125% of the value of the Fund's average daily net assets. From June 16, 1995 to July 31, 1995, the aggregate fee paid by LBGAM to IDS under the Sub-Advisory Agreement was $72,516. The total amount of investment advisory fees paid by the Fund was not changed by the Sub-Advisory Agreement.

             The Sub-Advisory Agreement terminates on the earlier of October 14, 1995, or the termination of the LBGAM Agreement. In addition, the Sub-Advisory Agreement may be terminated upon 60 days' notice by the Fund's Board of Directors, the Fund's stockholders, LBGAM or IDS. In addition, the Sub-Advisory Agreement may be terminated by LBGAM without notice in the event that Mr. King ceases to act as the Fund's primary portfolio manager.

RELATED BOARD ACTION

             The Board of Directors of the Fund, including all of the directors who are not parties to the IDS Agreement or interested persons of those parties, at a meeting held on July 7, 1995, approved, and directed that there be submitted to the stockholders at a duly called Special Meeting, the proposed IDS Agreement. The IDS Agreement is described below and is included as Exhibit A to this proxy statement. The Board of Directors also approved for submission to stockholders a change in the name of the Fund to "Latin America Growth Fund, Inc." If the IDS Agreement is approved by the Fund's stockholders, the IDS Agreement will take effect upon the consummation of the Acquisition.

             In considering whether to approve the IDS Agreement and to submit it to stockholders for their approval, the Board of Directors considered a number of factors, including the business organization, investment management experience, financial resources and personnel of IDS and its affiliates and their anticipated effect upon the Fund. In addition, the directors reviewed the skills and capability of Mr. King and the representation that there would be continuity in the investment advisory services provided to the Fund by Mr. King as an employee of IDS.

             Under Section 15(f) of the 1940 Act, an investment adviser to an investment company may receive "any amount or benefit" in connection with a sale of any interest in such investment adviser which results in an assignment of the investment advisory contract with the investment company, provided two conditions are met: (1) the transaction does not impose an "unfair burden" on the investment company and (2) for a three-year period following the transaction, 75% of the members of the investment company's board of directors are not interested persons of either the predecessor or successor investment adviser. LBGAM has advised the Fund's Board of Directors that it is not aware of any arrangement, expressed or implied, as part of the Acquisition that would constitute an "unfair burden" on the Fund within the meaning of Section 15(f), and IDS has agreed in the Purchase Agreement to use its best efforts to assure compliance with
Section 15(f).

DESCRIPTION OF IDS AND THE IDS AGREEMENT

             The terms of the IDS Agreement and the LBGAM
Agreement are identical except for the date and term of the Agreement, the replacement of LBGAM with IDS as the Fund's investment adviser, reflection of the change in the name of the Fund to Latin America Growth Fund, Inc. and certain other non-material changes. The IDS Agreement provides that, subject to the supervision of the Board of Directors of the Fund, IDS shall have general responsibility for the investment advisory services provided to the Fund, and shall, among other things, manage the Fund's portfolio in accordance with the Fund's investment objective, policies and restrictions, make investment decisions for the Fund, place orders to purchase and sell securities and employ portfolio managers and securities analysts to provide research services to the Fund.

             The IDS Agreement will remain in effect for twelve months from the date of its execution and thereafter will continue for periods of one year if such continuance is specifically approved at least annually (1) by the Board of Directors of the Fund or a vote of a majority of the Fund's outstanding securities and (2) by a majority of those directors of the Fund who are not parties to the IDS Agreement or interested persons of any such party. The IDS Agreement also provides for its termination, without the payment of any penalty, on 60 days' written notice to the other party to the IDS Agreement by the acting party and that it will terminate in the event of its assignment.

          IDS is a wholly-owned subsidiary of American Express Financial Corporation, which is in turn a wholly-owned subsidiary of American Express Company. Through its offices in Minneapolis, London, Hong Kong and Singapore, IDS provides a full range of equity and fixed income investment advisory services for its institutional clients.

             The names, positions with IDS and principal occupations of each executive officer and director of IDS are set forth in the following tables.


     NAME                                   POSITION WITH IDS
     Peter J. Anderson                         Director, Chairman
of the Board

     William H. Dudley                         Director

     Mark S. Hays                              Executive Vice
President

     Paul C. Hopkins                           Executive Vice
President and
                                               Chief Investment
Officer

     Peter L. Lamaison                         Director, President
and
                                               Chief Executive
Officer

     Stephen W. Roszell                        Director

     Elizabeth X.Q. Tran                       Executive Vice
President

     Wesley W. Wadman                          Executive Vice
President

     William N. Westhoff                       Director


          The principal business address of IDS and Messrs. Hays, Hopkins, Lamaison and Wadman is 11th Floor, Dashwood House, 69 Old Broad Street, London EC2M 1QS. The principal business address of American Express Financial Corporation and Messrs. Anderson, Dudley, Roszell and Westhoff is 80 South 8th Street, IDS Tower, Minneapolis, Minnesota 55440-0010. The principal business address of Ms. Tran is 35th Floor, One Pacific Place, 88 Queensway, Hong Kong. The principal business address of American Express Company is American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285.

          If approval of the IDS Agreement is not obtained, LBGAM will continue to act as the investment adviser to the Fund pursuant to the LBGAM Agreement.

REQUIRED VOTE

             In accordance with the requirements of the 1940 Act, the affirmative vote of (a) 67% or more of the shares of the Fund present at the meeting, if more than 50% of the then outstanding shares are present or represented by proxy, or (b) more than 50% of the then outstanding shares of the Fund, whichever is less, is required for approval of the IDS Agreement and the ratification of the Sub-Advisory Agreement.

        THE DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS,
UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE IDS AGREEMENT AND THE RATIFICATION OF THE SUB-ADVISORY
AGREEMENT.


PROPOSAL 2:     APPROVAL OF AN AMENDMENT TO THE FUND'S CHARTER TO
CHANGE THE NAME
          OF THE FUND TO "LATIN AMERICA GROWTH FUND, INC."

             At the meeting, stockholders will be asked to approve a change in the Fund's name to "Latin America Growth Fund, Inc." The Board of Directors of the Fund unanimously approved an amendment to the Fund's charter to change the Fund's name at a meeting held on July 7, 1995, and directed that the name change be submitted to stockholders. The approval will become effective upon the closing of the Acquisition.

REQUIRED VOTE

             The affirmative vote of at least a majority of the outstanding shares of the Fund is required to approve the change in the Fund's name to "Latin America Growth Fund, Inc." Because the vote requested is a majority of all outstanding shares, abstentions and broker non-votes will have the same effect as votes against the amendment.

        THE DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS
VOTE "FOR" APPROVAL OF THE CHANGE IN THE FUND'S NAME TO "LATIN
AMERICA GROWTH FUND, INC."


ADDITIONAL INFORMATION

DESCRIPTION OF LBGAM

             LBGAM is a wholly-owned subsidiary of Lehman Brothers Holdings Plc., which is in turn a wholly-owned subsidiary of Lehman Brothers U.K. Holdings Limited, which is in turn a wholly-owned subsidiary of Lehman Brothers U.K. Holdings (Delaware) Inc., which is in turn a wholly-owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"), a public company. Prior to May 31, 1994, LBGAM was an indirect subsidiary of American Express Company through American Express Company's ownership of a majority of the voting stock of Holdings.

          The names, positions with LBGAM and principal occupation of each executive officer and director of LBGAM are set forth in the following table.


                   POSITION WITH LBGAM AND
     NAME          PRINCIPAL OCCUPATION

Peter Barbieri     Director of LBGAM; Senior Vice President and
Chief Financial Officer of
                   the Financial Services Division and Asset
Management Division of Lehman
                   Brothers Holdings Inc.

Pauline Barrett    Director and Chief Investment
                   Officer

Philip Howard      Director

Laura Panayotou    Company Secretary and Chief Administrative
Officer



          The principal business address of Lehman Brothers Holdings Plc., Lehman Brothers U.K. Holdings Limited and Mr. Howard is One Broadgate, London, EC2M 7HA England. The principal business address of LBGAM, Ms. Barrett and Ms. Panayotou is Two Broadgate, London EC2M 7HA England. The principal business address of Lehman Brothers U.K. Holdings (Delaware) Inc., Holdings and Mr. Barbieri is 3 World Financial Center, 200 Vesey Street, New York, New York 10285.

ADMINISTRATION

             The Shareholder Services Group, Inc. ("TSSG") serves as the Fund's administrator. TSSG's address is One Exchange Place, Mail Zone: BOS425, 53 State Street, Boston, Massachusetts 02109. TSSG is a wholly-owned subsidiary of First Data Corporation. As of June 30, 1995, American Express Company beneficially owned 19.22% of the outstanding common stock of First Data Corporation. Patricia L. Bickimer, Secretary of the Fund and Associate General Counsel of TSSG, is a shareholder of Holdings and American Express Company.

OTHER BUSINESS

          The Board of Directors of the Fund does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.


PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

             All proposals by stockholders of the Fund which are intended to be presented at the Fund's initial Annual Meeting of Stockholders to be held in 1996 must be received by the Fund for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than November 1, 1995.

EXPENSES OF PROXY SOLICITATION

             The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by LBGAM. Proxies may also be solicited personally by officers of the Fund and by regular employees of LBGAM, TSSG or their affiliates, or other representatives of the Fund or by telephone or telegraph, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization or the execution of proxies, and they will be reimbursed by LBGAM for out-of-pocket expenses incurred in this connection. LBGAM has retained Proxy Advantage, a service provided by Applied Mailing Systems, Inc., a wholly-owned subsidiary of TSSG, to assist in the solicitation of proxies at a fee to be paid by LBGAM and estimated at $4,500, plus expenses.

NOTIFICATION REGARDING BRAZILIAN INVESTORS

          The Fund is not intended to be an investment vehicle for Brazilian residents. Accordingly, Brazilian residents are encouraged not to purchase shares in the Fund.

   August 15, 1995

EXHIBIT A

LATIN AMERICA GROWTH FUND, INC.

INVESTMENT ADVISORY AGREEMENT


_______________, 1995

IDS International Inc.
11th Floor Dashwood House
69 Old Broad Street
London, England EC2M1QS

Ladies and Gentlemen:

          The Latin America Growth Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, confirms its agreement with IDS International Inc. (the "Advisor") regarding investment advisory services to be provided by the Advisor to Fund. The Advisor agrees to provide services upon the following terms and conditions:

     1.     INVESTMENT DESCRIPTION; APPOINTMENT.

          The Fund employs its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Fund's Articles of Amendment and Restatement dated August 1, 1994, as amended from time to time (the "Articles of Amendment and Restatement"), in the prospectus (the "Prospectus") describing the Fund which was filed with the Securities and Exchange Commission as part of the Fund's Registration Statement on Form N-2, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Fund. Copies of the Prospectus and the Articles of Amendment and Restatement have been or will be submitted to the Advisor. The Fund desires to employ and appoints the Advisor to act as the Fund's investment adviser. The Advisor accepts the appointment and agrees to furnish the services for the compensation set forth below.

     2.     SERVICES AS INVESTMENT ADVISOR.

          Subject to the supervision and direction of the Board of Directors of the Fund, the Advisor will have responsibility for the investment advisory services provided to the Fund and will exercise this responsibility in accordance with the Articles of Amendment and Restatement, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as the same may from time to time be amended, and with the Fund's investment objective and policies as stated in the Prospectus relating to the Fund as from time to time in effect, as such objective and policies may be amended from time to time. In connection therewith, the Advisor will, among other things, (a) manage the Fund's portfolio in accordance with the Fund's investment objective, policies and restrictions as stated in the Prospectus, as such objective, policies and restrictions may be amended from time to time; (b) make investment decisions for the Fund; (c) place orders to purchase and sell securities on behalf of the Fund; (d) employ professional portfolio managers and securities analysts who provide research services to the Fund; (e) participate in the formulation of the Fund's investment policies; (f) analyze economic trends affecting the Fund; and (g) monitor the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Act of 1934) that are provided to the Fund and may be considered in selecting brokers or dealers to execute particular transactions. In providing those services, the Advisor will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Advisor will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the instruments that the Fund may hold or contemplate purchasing.

     3.     INFORMATION PROVIDED TO THE FUND.

          The Advisor will keep the Fund informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund from time to time with whatever information the Advisor believes is appropriate for this purpose.

     4.     STANDARD OF CARE.

          The Advisor will exercise its best judgment in rendering the services described in paragraph 2 of this Agreement. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except that nothing in this Agreement may be deemed to protect or purport to protect the Advisor against any liability to the Fund or to shareholders of the Fund to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Advisor's reckless disregard of its obligations and duties under this Agreement ("disabling conduct"). The Fund will indemnify the Advisor against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Advisor. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Advisor was not liable by reason of disabling conduct, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Advisor was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party directors"), or (b) an independent legal counsel in a written opinion. The Advisor shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Advisor shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met:
(a) the Advisor shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Advisor will ultimately be found to be entitled to indemnification.

     5.     COMPENSATION.

          In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Advisor on the first business day of each month a fee for the previous month at the annual rate of 1.25% of the value of the Fund's average daily net assets. The fee for the period from the date of this

Agreement to the end of the month during which such day occurs will be prorated according to the proportion that the period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month will be prorated according to the proportion that the period bears to the full monthly period and will be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Advisor, the value of the Fund's net assets will be computed at the times and in the manner specified in the Prospectus, as such times and manner may be modified from time to time.

     6.     EXPENSES.

          The Advisor will bear all expenses in connection with the performance of its services under this Agreement. The Fund will be responsible for all of the Fund's other expenses and liabilities, including but not limited to: costs incurred in connection with the Fund's organization; investment advisory and administration fees; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; the costs associated with maintaining the Fund's legal existence; and the costs of corresponding with shareholders of the Fund.

     7.     SERVICES TO OTHER COMPANIES OR ACCOUNTS.

             (a) The Fund understands that the Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and may act in the future as investment adviser to other investment companies, and the Fund has no objection to the Advisor so acting, provided that whenever the Fund and one or more fiduciary and other managed accounts or other investment companies advised by the Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Advisor to be equitable to each. The Fund recognizes that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.

          (b) The Fund understands that the persons employed by the Advisor to assist in the performance of the Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Advisor or any affiliate of the Advisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     8.     TERM OF AGREEMENT.

             (a) This Agreement will become effective as of the date first written above and will continue for an initial one-year term and will continue thereafter so long as the continuance is specifically approved at least annually by (i) the Board of Directors of the Fund or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on the approval.

          (b) This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of Directors of the Fund or by vote of holders of a majority of the Fund's outstanding voting securities, or upon 60 days' written notice, by the Advisor.

          (c) This Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

     9.     REPRESENTATION BY THE FUND.

             The Fund represents that a copy of the Articles of Amendment and Restatement are on file with the Secretary of the State of Maryland.

     10.     LIMITATION OF LIABILITY.

          The execution and delivery of this Agreement have been authorized by the Board of Directors of the Fund.

     11.     GOVERNING LAW.

             This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New
York.

     12.     NOTICES.

             Any notice hereunder shall be in writing and shall be delivered in person or by telefax or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

     If to the Fund:

        Latin America Growth Fund, Inc.
     The Shareholder Services Group, Inc.
     Mail Zone:  BOS425
     One Exchange Place
     Boston, Massachusetts 02109


     If to the Advisor:

     IDS International Inc.
     11th Floor Dashwood House
     69 Old Broad Street
     London, England EC2M1QS

     13.     COUNTERPARTS.

             This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.


     Very truly yours,

     LATIN AMERICA GROWTH FUND, INC.



     By:---------------------------------------------
     Name:
     Title:

Accepted:

IDS INTERNATIONAL INC.



By:-------------------------------------------
Name:
Title:

EXHIBIT B


SUB-INVESTMENT ADVISORY AGREEMENT


LEHMAN BROTHERS GLOBAL ASSET MANAGEMENT LIMITED
Two Broadgate, 7th Floor
London EC2M 7HA, United Kingdom


     June 16, 1995


IDS International Inc.
3100 IDS Tower
IDS Tower 10
Minneapolis, MN  55440

     Re: LEHMAN BROTHERS LATIN AMERICA GROWTH FUND, INC.

Ladies and Gentlemen:

          The undersigned ("LBGAM") serves as the investment adviser to Lehman Brothers Latin America Growth Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, pursuant to an investment advisory agreement dated October 24, 1994 (the "LBGAM Advisory Agreement"). LBGAM hereby confirms its agreement with you ("IDS") and the Fund (but only with respect to paragraphs 2, 4, 6, 7, 8, 9 and 10) regarding sub-investment advisory services to be provided by IDS to the Fund. IDS agrees to provide such services upon the following terms and conditions:

     1.     INVESTMENT DESCRIPTION; APPOINTMENT.

             The Fund employs its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Fund's Articles of Amendment and Restatement dated August 1, 1994, as amended from time to time (the "Articles of Amendment and Restatement"), in the prospectus (the "Prospectus") describing the Fund filed with the Securities and Exchange Commission as part of the Fund's Registration Statement on Form N-2, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Fund. Copies of the Prospectus and the Articles of Amendment and Restatement have been or will be submitted to IDS. LBGAM desires to employ and appoints IDS to act as the Fund's sub-investment adviser. IDS accepts the appointment and agrees to furnish the services for the compensation set forth below.

     2.     SERVICES AS SUB-INVESTMENT ADVISER.

          Subject to the supervision and direction of the Board of Directors of the Fund and in consultation with LBGAM, IDS will have day-to-day responsibility for the investment advisory services provided to the Fund and will exercise this responsibility in accordance with the Articles of

Amendment and Restatement, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as the same may from time to time be amended, and with the Fund's investment objective and policies as stated in the Prospectus relating to the Fund as from time to time in effect. In connection therewith, IDS will, among other things, (a) manage the Fund's portfolio in accordance with the Fund's investment objective, policies and restrictions as stated in the Prospectus; (b) make investment decisions for the Fund; (c) place orders to purchase and sell securities on behalf of the Fund; (d) employ Mr. Ian King as the Fund's primary portfolio manager and such other professional portfolio managers as it deems appropriate in connection with rendering the services described in this paragraph and employ securities analysts who provide research services to the Fund; (e) participate in the formulation of the Fund's investment policies; (f) analyze economic trends affecting the Fund; and (g) monitor the brokerage and research services (as those terms are defined in section 28(e) of the Securities Act of 1934) that are provided to the Fund and may be considered in selecting brokers or dealers to execute particular transactions. In providing those services, IDS will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, IDS will furnish the Fund or LBGAM with whatever statistical information the Fund or LBGAM may reasonably request with respect to the instruments that the Fund may hold or contemplate purchasing.

     3.     INFORMATION PROVIDED TO THE FUND AND LBGAM.

          IDS will keep the Fund and LBGAM informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund and LBGAM from time to time with whatever information IDS believes is appropriate for this purpose.

     4.     STANDARD OF CARE.

          IDS will exercise its best judgment in rendering the services described in paragraph 2 of this Agreement. IDS will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except that nothing in this Agreement may be deemed to protect or purport to protect IDS against any liability to the Fund or to shareholders of the Fund to which IDS would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of IDS's reckless disregard of its obligations and duties under this Agreement ("disabling conduct"). The Fund will indemnify IDS against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by IDS. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that IDS was not liable by reason of disabling conduct, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that IDS was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party directors"), or (b) an independent legal counsel in a written opinion. IDS shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, IDS shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) IDS shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that IDS will ultimately be found to be entitled to indemnification.

     5.     COMPENSATION.

             In consideration of the services to be rendered by IDS pursuant to this Agreement, LBGAM will pay IDS a monthly fee at a rate equal to 1.125% of the value of the Fund's average daily net assets. Each such payment shall be made promptly after payment to LBGAM of its monthly fee payable by the Fund pursuant to the LBGAM Advisory Agreement, and, if such fee payable to LBGAM is not paid in full when due for any reason, then LBGAM may deduct from the fees payable to IDS for the same period an amount equal to the same proportion of IDS's fee that the amount withheld from LBGAM bears to LBGAM's fee, with restitution to IDS if, as and when the amount withheld from LBGAM's fee is paid to LBGAM by the Fund.

          The fee for the period from the date this Agreement becomes effective to the end of the month during which this Agreement becomes effective will be prorated according to the proportion that the period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month will be prorated according to the proportion that the period bears to the full monthly period and will be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to IDS, the value of the Fund's net assets will be computed at the times and in the manner computed for the purpose of determining fees payable to LBGAM under the LBGAM Advisory Agreement.

     6.     EXPENSES.

          IDS will bear all expenses in connection with the performance of its services under this Agreement. LBGAM will be responsible for all expenses in connection with the performance by it of its services under the LBGAM Advisory Agreement. The Fund will be responsible for all of the Fund's other expenses and liabilities, including but not limited to: costs incurred in connection with the Fund's organization; investment advisory and administration fees; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; the costs associated with maintaining the Fund's legal existence; and the costs of corresponding with shareholders of the Fund.

     7.     SERVICES TO OTHER COMPANIES OR ACCOUNTS.

          (a) The Fund and LBGAM understand that IDS now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and may act in the future as investment adviser or sub-investment adviser to other investment companies, and the Fund and LBGAM have no objection to IDS so acting, provided that whenever the Fund and one or more fiduciary and other managed accounts or other investment companies advised by IDS have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by IDS to be equitable to each. The Fund and LBGAM recognize that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.

          (b) The Fund and LBGAM understand that the persons employed by IDS to assist in the performance of IDS's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of IDS or any affiliate of IDS to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     8.     TERM OF AGREEMENT.

          (a) This Agreement will become effective on the date of this Agreement and will terminate upon the earlier of (i) the 120th day following the date of this Agreement and (ii) the termination of the LBGAM Advisory Agreement.

          (b) This Agreement is terminable, without penalty, upon 60 days' written notice, by (i) the Board of Directors of the Fund, (ii) vote of holders of a majority of the Fund's outstanding voting securities, (iii) LBGAM or (iv) IDS. In addition, this Agreement is terminable, without penalty or prior notice, by LBGAM in the event that Mr. Ian King ceases to act as the Fund's primary portfolio manager.

          (c) This Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

     9.     REPRESENTATION BY THE FUND.

          The Fund represents that a copy of the Articles of Incorporation are on file with the Secretary of State of the State of Maryland.

     10.     LIMITATION OF LIABILITY.

          The execution and delivery of this Agreement have been authorized by the Board of Directors of the Fund.

     11.     GOVERNING LAW.

          This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     12.     NOTICES.

          Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

     If to the Fund:

          Lehman Brothers Latin America Growth Fund, Inc.
          3 World Financial Center
          New York, NY  10285

     If to LBGAM:

          Lehman Brothers Global Asset Management Limited
          Two Broadgate, 7th Floor
          London EC2M 7HA, United Kingdom

     If to IDS:

          IDS International Inc.
          3100 IDS Tower 10
          Minneapolis, MN 55440

     13.     COUNTERPARTS.

          This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


          If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

Very truly yours,

LEHMAN BROTHERS GLOBAL
ASSET MANAGEMENT LIMITED


By:      /s/ Peter C.
Barbieri
          --------------
-----------------
     Name:  Peter C.
Barbieri
     Title:  Director


Accepted:

IDS INTERNATIONAL INC.


By:     /s/ Peter Lamaison
          ----------------------------------
     Name:  Peter Lamaison
     Title:     Chairman

Lehman Brothers Latin America Growth
Fund, Inc. hereby acknowledges and
agrees to the provisions of paragraphs
2,4,6,7,8,9 and 10 of this Agreement.

LEHMAN BROTHERS LATIN AMERICA GROWTH
FUND, INC.

By:     /s/ Andrew Gordon
         --------------------------------
     Name:  Andrew Gordon
     Title:     Chairman


LEHMAN BROTHERS LATIN AMERICA GROWTH FUND, INC.     PROXY SOLICITED BY
THE BOARD OF DIRECTORS

   The undersigned holder of shares of Common Stock of Lehman Brothers Latin America Growth Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Andrew Gordon, Patricia Bickimer and Christine Pastelis Ritch, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Fund to be held at the offices of the Fund at 3 World Financial Center, 200 Vesey Street, New York, New York 10285 at 9:30 a.m., on September 28, 1995, and any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.


                                             NOTE: Please sign exactly
as your name appears on this
                                              Proxy.  If joint owners,
EITHER may sign this Proxy.
                                             When signing as attorney,
executor, administrator,
                                             trustee, guardian or
corporate officer, please give your
                                             full title.
                                             DATE:----------------------
-----------------------------
                                             ---------------------------
---------------------------------
                                             ---------------------------
---------------------------------

                                                 SIGNATURE(S) (TITLE(S),
IF APPLICABLE)
                                                 PLEASE SIGN, DATE AND
RETURN
                                             PROMPTLY IN THE ENCLOSED
ENVELOPE



Please indicate your vote by an "X" in the appropriate box below.
This proxy, if properly executed, will be voted in the manner directed by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please refer to the Proxy Statement for a discussion of the Proposals.

1.  APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT          FOR  / /
   AGAINST  / /     ABSTAIN  / /
     AND RATIFICATION OF THE SUB-INVESTMENT ADVISORY
     AGREEMENT

2.  APPROVAL OF AN AMENDMENT TO THE FUND'S CHARTER         FOR  / /
     AGAINST  / /     ABSTAIN   / /
     CHANGING THE NAME OF THE FUND

The Board of Directors recommends that the shareholders vote "FOR" approval of the new advisory agreement between the Fund and IDS International Inc. and ratification of the sub-investment advisory agreement among Lehman Brothers Global Asset Management Limited, IDS International Inc. and the Fund; and vote "FOR" approval of an amendment to the Fund's charter changing the name of the Fund.




G:\SHARED\LEHMAN\CLOSED\LATIN\AGRMTS\SUBADV.DOC